UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2016

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882
Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Stephen C. Beasley resigned from the Boards of Directors of WGL Holdings, Inc. (“WGL Holdings”) and its wholly-owned subsidiary, Washington Gas Light Company (“Washington Gas” and, together with WGL Holdings, the “Companies”), effective September 2, 2016. Mr. Beasley’s resignation was not related to any disagreement with the Companies regarding their operations, policies or practices.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 2, 2016, the board of directors of Washington Gas amended Article II, Section 1 of the bylaws of Washington Gas to reduce the size of the Washington Gas board of directors from ten to nine persons. The bylaw amendment was effective September 2, 2016.

Item 9.01.	Financial Statements and Exhibits

9.01(d) Exhibits:
The following exhibit is furnished herewith:

Exhibit No.	Description
3(ii)	Article II, Section 1 of the Bylaws of Washington Gas, as amended effective September 2, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)

Date: September 6, 2016	By:	/s/ William R. Ford
William R. Ford
Vice President and Chief Accounting Officer (Principal Accounting Officer)